UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2600, Vancouver, British Columbia,	V6E 3C9
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2014, City Office REIT, Inc. (the “Company”), through its operating partnership, City Office REIT Operating Partnership, L.P. (the “Operating Partnership”), as parent borrower, entered into a credit agreement (the “Credit Agreement”) with KeyBank National Association (“KeyBank”), as administrative agent, the other lenders party thereto and KeyBanc Capital Markets, as sole lead arranger and sole book manager, providing for a secured revolving credit facility in an aggregate principal maximum amount at that time of $15,000,000 (the “Original Secured Credit Facility”), with a maturity date of April 21, 2016, subject to the Operating Partnership’s right to a 12-month extension. At the time of execution, the Secured Credit Facility provided the Operating Partnership with the ability from time to time to increase the size of the Secured Credit Facility up to a total of $150,000,000 (the “Accordion Feature”). On June 13, 2014, in connection with the addition of a property known as Plaza 25, located in Greenwood Village, Colorado, as an additional collateral property, the Company, through the Operating Partnership, exercised a portion of the Accordion Feature of the Secured Credit Facility and entered into an amendment to the Credit Agreement (the “First Amendment to Credit Agreement” and the Original Secured Facility collectively the “Secured Credit Facility”), thereby increasing the aggregate principal maximum amount available for borrowing under the Secured Credit Facility to $30,000,000.

On February 4, 2015, in connection with the addition of a property known as Logan Tower, located in Denver, Colorado as further described under Item 8.01 of this Current Report on Form 8-K, as an additional collateral property under the Secured Credit Facility, CIO Logan Tower, Limited Partnership, an indirect wholly-owned subsidiary of the Company, entered into, among other security documents pursuant to which it granted a lien on the Logan Tower property and personalty located thereon, a joinder agreement pursuant to which it became a Subsidiary Borrower, a Borrower and a Maker under the Secured Credit Facility (the “Joinder Agreement”).

A copy of the Joinder Agreement is included as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 4, 2015, the Company, through a wholly-owned subsidiary, closed on the acquisition of a 69,968 square foot office property in Denver’s downtown submarket (the “Property”), pursuant to the Purchase and Sale Contract with New Logan Tower, LLC (the “Seller”) dated January 14, 2015, as amended. The Seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price for the Property was $10.5 million, exclusive of closing costs. The purchase was closed with cash and the Property will be contributed to the Company’s Secured Credit Facility as additional security. The Property was 95% occupied as of the date of the closing. The tenants have varying renewal options under their leases.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Joinder Agreement, dated February 4, 2015, by CIO Logan Tower, Limited Partnership

99.1	Press Release, dated February 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: February 10, 2015	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Joinder Agreement, dated February 4, 2015, by CIO Logan Tower, Limited Partnership

99.1	Press Release, dated February 4, 2015